UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2014, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) held a meeting at which the following actions were taken:

Appointment of James F. Hinrichs as a Director

The Board appointed James F. Hinrichs as a director, effective immediately. The Board has determined that Mr. Hinrichs is an independent director under the rules of the Nasdaq Stock Market. There are no transactions involving Mr. Hinrichs requiring disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Hinrichs’ appointment, the Board adopted a resolution increasing its size from nine to ten directors, effective immediately.

As further described below, effective as of the Company’s 2014 Annual General Meeting of Shareholders (the “2014 AGM”), the Board has appointed Mr. Hinrichs as Chair of the Board’s Audit and Finance Committee, and as a member of its Nominating and Governance Committee. Mr. Hinrichs will receive the Company’s standard fee of $60,000 per year for non-employee director service plus $15,000 per year for service as Chair of the Audit and Finance Committee. In connection with his appointment, he has been granted options to acquire 30,000 shares of common stock pursuant to the Company’s 2012 Long-Term Incentive Plan (vesting in 1/4th increments on each of the first, second, third and fourth anniversary of his appointment pursuant to the Company’s previously filed form of non-employee director non-qualified stock option agreement).

Retirement of Walter P. von Wartburg and Kenneth R. Weisshaar

Walter P. von Wartburg and Kenneth R. Weisshaar, who are currently serving directors, each notified the Board of his respective intention to retire from the Board as of the 2014 AGM. The Board accepted Dr. von Wartburg and Mr. Weisshaar’s respective retirements from the Board effective as of the 2014 AGM, and expresses its gratitude to each of them for their many years of service to the Company as directors. Dr. von Wartburg and Mr. Weisshaar’s retirements are not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.

2014 AGM Matters; Board Committee Composition

The Board resolved that the size of the Board shall be reduced from ten to eight directors effective as of the 2014 AGM, and that the following persons shall be nominated by the Board for election at the 2014 AGM to one-year terms as directors: Mr. Hinrichs, Guy J. Jordan, PhD, Anthony F. Martin, PhD, Bradley R. Mason, Ronald A. Matricaria (Chairman), Kathleen T. Regan, Maria Sainz and Davey S. Scoon. The Board has determined that each of these nominees, other than Mr. Mason (who is the Company’s President and Chief Executive Officer), is an independent director under the rules of the Nasdaq Stock Market.

The Board further resolved that the composition of the committees of the Board shall be reconstituted as follows effective as of the 2014 AGM:

•	Audit and Finance Committee: Messrs. Hinrichs and Scoon and Ms. Regan, with Mr. Hinrichs serving as Chair;

•	Compensation Committee: Dr. Jordan, Mr. Scoon and Ms. Sainz, with Dr. Jordan serving as Chair;

•	Compliance Committee: Ms. Sainz and Drs. Jordan and Martin, with Ms. Sainz serving as Chair; and

•	Nominating and Governance Committee: Ms. Regan, Dr. Martin and Mr. Hinrichs, with Ms. Regan serving as Chair.

Item 7.01.	Regulation FD Disclosure.

On April 25, 2014, the Company issued a press release regarding certain of the matters described in Item 5.02. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 25, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 25, 2014.